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                                                                       EXHIBIT 5






September 7, 2005                                                 (202) 274-2000

Board of Directors
First Federal of Northern Michigan Bancorp, Inc.
100 South Second Avenue
Alpena, Michigan 49707

        RE: First Federal of Northern Michigan Bancorp, Inc.
            Post-Effective Amendment No. 1 to Registration Statement on Form S-8
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Ladies and Gentlemen:

        You have requested the opinion of this firm as to certain matters in connection with the registration of shares of common stock, par value $0.01 per share (the "Shares") of First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (the "Company"), to be issued by the Company pursuant to the First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan and 1996 Recognition and Retention Plan (the "Plans").

        In rendering the opinions expressed herein, we have reviewed the Company's Articles of Incorporation, the Plans, the Post-effective Amendment
No. 1 to the Registration Statement on Form S-8 (the "Form S-8"), the Registration Statement on Form S-8, filed by the Company's Corporate predecessor on February 22, 2002 as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinions expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        Based on the foregoing, we are of the opinion that the shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

        This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                Very truly yours,

                                /s/ Luse Gorman Pomerenk & Schick
                                Luse Gorman Pomerenk & Schick,
                                A Professional Corporation